                                  EXHIBIT 99.1

                                                         [LOGO]

                                                         SANTA FE ENERGY
                                                         RESOURCES INC.

                                                         (NYSE-SFR)
NEWS

                                                         1616 South Voss, Suite 1000
                                                         Houston, Texas  77057
Media Contact:  C. Ed Hall                               713/783-2401
Analyst Contact:  Kathy E. Hager



                           SANTA FE ENERGY RESOURCES
                              REPORTS 1993 RESULTS


Houston, Texas - February 8, 1994

Santa Fe Energy Resources announced that it recorded non-recurring charges against fourth quarter operating income totaling $137.9 million, including $127.1 million of non-cash items. As a result, the Company reported a net loss for the full year 1993 in the amount of $77.1 million with a loss attributable to common shares of $84.1 million or $0.94 per share. Included in the non-recurring fourth quarter charges were about $39 million in costs primarily related to the disposition of non-core assets under the Company's previously announced restructuring program and approximately $99 million in property impairments which were principally a result of lower oil prices. Before the effect of the one-time charges, the Company recorded a gain of $7.5 million with a gain to common shares of $0.5 million or $0.01 per share. In 1992 the Company reported a net loss of $1.4 million with a loss attributable to common shares of $5.7 million or $0.07 per share.

James L. Payne, Chairman and CEO said, "The non-recurring charges recorded in the fourth quarter do not alter the productive quality of our resource base but instead significantly reduce the Company's cost structure. That lower cost structure combined with our strong balance sheet and our extensive, core area inventory of low risk, high return asset exploitation opportunities have positioned our Company for rapid growth in earnings and cash flow as prices improve".

The Company set another record production level in 1993 with a total of 34.4 million oil equivalent barrels produced, up 12% from the prior record in 1992 due in part to the entire year's effect of the merger with Adobe Resources in May 1992. Annualized average daily production records were established for both oil and gas during 1993, with production of 66,700 barrels of oil and
165.4 million cubic feet of gas. In 1992 the Company reported average daily production of 62,500 barrels of oil and 126.3 million cubic feet of gas.

The Company also continued its fine record of adding proved reserves in 1993. Improved recovery operations along with new drilling added more than enough new reserves to replace the year's total production; however, almost 17 million oil equivalent barrels were sold in the 1993 disposition program. As a result, year end proved reserves totaled 292 million oil equivalent barrels, 97% of the 301 million oil equivalent barrels at year end 1992.

                                  - more -

Oil prices recognized by SFR during 1993 averaged $12.93 per barrel, $2.03 per barrel below the average hedged price of $14.96 recorded for 1992. The Company had no oil hedged in 1993. Hedged natural gas prices recognized by the Company averaged $1.89 per thousand cubic feet, up from the average of $1.70 per thousand cubic feet recognized in 1992. Unhedged natural gas prices received by SFR in 1993 averaged $2.03 per thousand cubic feet compared with an average of $1.71 per thousand cubic feet in 1992.

Revenues for the year totaled $436.9 million compared with $427.5 million in 1992. Total costs and expenses were $549.9 million, up from $370.0 million in 1992 principally due to the restructuring charges and impairments. When measured on a unit of production basis, production and operating costs were reduced for the third consecutive year. Overhead costs per unit of production were also reduced from the previous year.

Discretionary cash flow for 1993 was $166.2 million or $1.85 per share compared with $155.9 million or $1.97 per share in 1992.

RESULTS OF FOURTH QUARTER 1993

For the fourth quarter of 1993, SFR reported a net loss of $83.1 million with a loss attributable to common shares of $84.8 million or $0.95 per share due principally to the restructuring charges and impairments. The Company reported a net loss of $1.7 million with a loss attributable to common shares of $3.4 million or $0.04 per share in the fourth quarter of 1992.

Crude oil prices recognized by Santa Fe Energy Resources during the quarter averaged $11.15 per barrel compared with $15.13 per barrel in the 1992 period. Natural gas prices averaged $2.11 per thousand cubic feet during the 1993 period compared with $2.07 per thousand cubic feet during the same period of the earlier year. Oil production in the fourth quarter averaged 66,500 barrels per day, up from 65,100 barrels per day in the 1992 period. Natural gas production increased from 154.8 million cubic feet per day in the fourth quarter 1992 to 165.9 million cubic feet in the fourth quarter 1993.

Total costs and expenses, including the restructuring charges and impairments, rose to $244.2 million in the 1993 quarter from $111.9 million in the 1992 period. Production and operating costs when measured on a unit of production basis were reduced by more than 13% from the same period in 1992.

Discretionary cash flow for the fourth quarter of 1993 was $28.6 million or $0.32 per share compared with $47.2 million or $0.53 per share in the 1992 period due to the lower oil prices.

Santa Fe Energy Resources is an independent oil and gas exploration and production company with headquarters in Houston, Texas. It has production in the United States, Argentina and Indonesia with additional exploration activities in several other regions of the world. Its common stock is traded on the New York Stock Exchange under the symbol SFR.


                             - Financials follow -

                        SANTA FE ENERGY RESOURCES, INC.
                     FOURTH QUARTER 1993 SUMMARY STATISTICS


                                                               THREE MONTHS ENDED             YEAR ENDED
                                                                  DECEMBER 31,                DECEMBER 31,
                                                               ------------------          -------------------
                                                                1993        1992            1993         1992
                                                               ------      ------          ------       ------
 OPERATIONAL
    Heavy Oil (MMBbls)                                          3.4           3.3           13.5          13.0
    Other Oil (MMBbls)                                          2.6           2.7           10.8           9.9
    Natural Gas (Bcf)                                          15.3          14.2           60.4          46.2
    Total MMBOE                                                 8.7           8.4           34.4          30.6
 FINANCIAL (in millions, except as noted)
     Revenues                                                 102.6         123.4          436.9         427.5
     Operating Income                                        (141.6)         11.5         (113.0)         57.5
     Net Income (Loss)                                        (83.1)         (1.7)         (77.1)        (1.4)
     Income (Loss) to Common Shares                           (84.8)         (3.4)         (84.1)        (5.7)
     Income (Loss) Per Share (in dollars)                     (0.95)        (0.04)         (0.94)        (0.07)
     Discretionary Cash Flow                                   28.6          47.2          166.2         155.9
     Discretionary Cash Flow Per Share (in dollars)            0.32          0.53           1.85          1.97
     Average Shares Outstanding                                89.8          89.5           89.7          79.0

                        SANTA FE ENERGY RESOURCES, INC.
                   FOURTH QUARTER 1993 RESULTS OF OPERATIONS


                                                             THREE MONTHS ENDED               YEAR ENDED
                                                                 DECEMBER 31,                DECEMBER 31,
                                                             ------------------            ----------------
                                                              1993        1992              1993      1992
                                                             ------      ------            ------    -------
 CRUDE OIL AND LIQUIDS
   Sales Volumes (MBbls/day)
     Domestic
       California Heavy                                       37.2          36.2           37.0          35.6
       Other                                                  23.1          23.6           23.2          22.7
                                                              ----          ----           ----          ----
                                                              60.3          59.8           60.2          58.3
       Argentina                                               2.3           2.6            2.4           2.4
       Indonesia                                               3.9           2.7            4.1           1.8
                                                              ----          ----           ----          ----
                                                              66.5          65.1           66.7          62.5
                                                              ====          ====           ====          ====
   Sales Prices ($/Bbl)
     Unhedged
       Domestic
         California Heavy                                     9.63         12.94          11.24         12.74
         Other                                               13.02         17.00          15.03         16.96
         Total                                               10.93         14.53          12.70         14.38
       Argentina                                             11.70         16.34          14.07         15.99
       Indonesia                                             14.35         17.57          15.50         17.51
         Average Unhedged                                    11.15         14.73          12.93         14.54
     Hedged                                                  11.15         15.13          12.93         14.96
   Revenues ($/millions)
     Sales
       Domestic
         California Heavy                                     33.0          43.1          151.7         165.7
         Other                                                27.6          36.9          127.4         141.0
                                                              ----          ----          -----         -----
                                                              60.6          80.0          279.1         306.7
       Argentina                                               2.5           3.9           12.5          13.9
       Indonesia                                               5.2           4.4           23.1          11.8
     Hedging                                                   ---           2.4           ---            9.7
     Net Profits Payments                                     (0.8)         (2.9)          (7.4)         (8.5)
                                                              ----          ----          -----         -----
                                                              67.5          87.8          307.3         333.6
                                                              ====          ====          =====         =====

 NATURAL GAS
   Sales Volumes (MMcf/day)                                  165.9         154.8          165.4         126.3
   Sales Prices ($/Mcf)
     Unhedged                                                 2.11          2.09           2.03          1.71
     Hedged                                                   2.11          2.07           1.89          1.70
   Revenues
     Sales                                                    32.1          29.9          122.3          79.1
     Hedging                                                  ---           (0.3)          (8.2)         (0.5)
     Net Profits Payments                                     (0.6)         (1.6)          (6.3)         (3.8)
                                                              ----          ----          -----          ----
                                                              31.5          28.0          107.8          74.8
                                                              ====          ====          =====          ====

                                           SANTA FE ENERGY RESOURCES, INC.
                                        CONSOLIDATED STATEMENT OF OPERATIONS
                                      (IN MILLIONS OF DOLLARS, EXCEPT AS NOTED)

                                                                  THREE MONTHS ENDED             YEAR ENDED
                                                                      DECEMBER 31,               DECEMBER 31,
                                                                 --------------------        --------------------
                                                                  1993          1992          1993          1992
                                                                 ------        ------        ------        ------
 REVENUES
   Crude oil and liquids sales                                     67.5          87.8         307.3         333.6
   Natural gas sales                                               31.5          28.0         107.8          74.8
   Natural gas systems                                              0.3           3.0           8.2           7.3
   Crude oil marketing and trading                                  2.6           2.8           9.9           5.9
   Other                                                            0.7           1.8           3.7           5.9
                                                                 ------         -----        ------         -----
     Total Revenues                                               102.6         123.4         436.9         427.5
                                                                 ------         -----        ------         -----
 COSTS AND EXPENSES
   Production and operating                                        39.4          44.1         163.8         153.4
   Oil and gas systems and pipelines                                0.9           2.7           4.2           3.2
   Exploration, including dry hole costs                            7.7           9.1          31.0          25.5
   Depletion, depreciation and amortization                        40.6          41.6         152.7         146.3
   Impairment of oil and gas properties                            99.3           ---          99.3           ---
   General and administrative                                      10.9           7.9          32.3          30.8
   Taxes (other than income)                                        6.8           6.2          27.3          24.3
   Restructuring charges                                           38.6           ---          38.6           ---
   Loss (gain) on disposition of properties                         ---           0.3           0.7         (13.5)
                                                                 ------         -----        ------         -----
     Total Costs and Expenses                                     244.2         111.9         549.9         370.0
                                                                 ------         -----        ------         -----
 Income from Operations                                          (141.6)         11.5        (113.0)         57.5
   Interest income                                                  0.3           1.0           9.1           2.3
   Interest expense                                               (12.7)        (15.5)        (45.8)        (55.6)
   Interest capitalized                                             1.0           1.4           4.3           4.9
   Other income (expense)                                          (3.7)          0.3          (4.8)        (10.0)
                                                                 ------         -----        ------         -----
 Income (Loss) Before Income Taxes                               (156.7)         (1.3)       (150.2)         (0.9)
   Income taxes                                                    73.6          (0.4)         73.1          (0.5)
                                                                 ------         -----        ------         -----
 Net Income (Loss)                                                (83.1)         (1.7)        (77.1)         (1.4)
   Preferred dividend requirement                                  (1.7)         (1.7)         (7.0)         (4.3)
                                                                 ------         -----        ------         -----
 Earnings (Loss) to Common Shares                                 (84.8)         (3.4)        (84.1)         (5.7)
                                                                 ======         =====        ======         =====
 Earnings (Loss) per Share                                        (0.95)        (0.04)        (0.94)        (0.07)
                                                                 ======         =====        ======         =====
 Average Shares Outstanding (in millions)                          89.8          89.5          89.7          79.0
                                                                 ======         =====        ======         =====

                        SANTA FE ENERGY RESOURCES, INC.
                            CONSOLIDATED CASH FLOWS
                   (IN MILLIONS OF DOLLARS, EXCEPT AS NOTED)

                                                                THREE MONTHS ENDED               YEAR ENDED
                                                                    DECEMBER 31,                DECEMBER 31,
                                                               --------------------         --------------------
                                                                1993          1992           1993          1992
                                                               ------        ------         ------        ------
 Earnings (Loss) to Common                                      (84.8)         (3.4)         (84.1)         (5.7)
 Depletion, Depreciation and Amortization                        40.6          41.6          152.7         146.3
 Impairment of Oil and Gas Properties                            99.3           ---           99.3           ---
 Deferred Income Taxes                                          (72.5)          0.4          (71.9)         (6.3)
 Exploratory Dry Hole Costs                                       3.7           2.1            8.9           4.7
 Exploration Expenses, other than dry holes                       4.0           7.0           22.1          20.8
 Net Loss (Gain) on Property Dispositions                         ---           0.3            0.7         (13.6)
 Interest Capitalized                                            (1.0)         (1.4)          (4.3)         (4.9)
 Restructuring Charges                                           38.6           ---           38.6           ---
 Adobe Resources Acquisition Costs Expensed                       ---           ---            ---          10.9
 Other                                                            0.7           0.6            4.2           3.7
                                                                -----         -----         ------         -----
   DISCRETIONARY CASH FLOW                                       28.6          47.2          166.2         155.9
   DISCRETIONARY CASH FLOW PER SHARE (IN DOLLARS)                0.32          0.53           1.85          1.97
 Changes in Operating Assets and Liabilities                     13.3          (0.8)           4.4          (1.1)
 Cash Restructuring Charges                                     (10.8)          ---          (10.8)          ---
 Capital Expenditures (excluding capitalized interest)          (38.5)        (20.3)        (122.7)        (71.9)
 Acquisition of Producing Properties                              0.8          (0.4)          (4.4)        (14.2)
 Acquisition of Outsiders' Share of SFEP, L.P.                    ---           ---          (28.3)          ---
 Acquisition of Adobe Resources                                   ---          (2.5)           ---         (11.9)
 Exploration Expenses, other than dry holes                      (4.0)         (7.0)         (22.1)        (20.8)
 Proceeds from Property Sales                                    43.3          69.7           51.1          89.1
 Other                                                            ---          (0.5)          (1.6)         (2.1)
                                                                -----         -----         ------         -----
   NET CASH FLOW BEFORE FINANCING ACTIVITIES                     32.7          85.4           31.8         123.0
 Net Change in Debt                                             (28.3)        (33.5)         (96.5)        (55.1)
 Common Dividends                                                (3.5)         (3.6)         (14.3)        (12.3)
                                                                -----         -----         ------         -----
   Increase (Decrease) in Cash                                    0.9          48.3          (79.0)         55.6
                                                                =====         =====         ======         =====
 Cash at End of Period                                            4.8          83.8            4.8          83.8

                               SANTA FE ENERGY RESOURCES, INC.
                                CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS OF DOLLARS)

                                                                                     DECEMBER 31,       DECEMBER 31,
                                                                                         1993               1992
                                                                                     ------------       ------------
 ASSETS
   Cash                                                                                   4.8                83.8
   Other Current Assets                                                                 108.2               121.6
                                                                                      -------             -------
                                                                                        113.0               205.4
   Property and Equipment, net                                                          881.9             1,101.8
   Other Assets                                                                          82.0                30.0
                                                                                      -------             -------
                                                                                      1,076.9             1,337.2
                                                                                      =======             =======
 LIABILITIES AND SHAREHOLDERS' EQUITY
   Current Portion of Long-Term Debt                                                     44.3                53.4
   Other Current Liabilities                                                            121.8               119.0
                                                                                      -------             -------
                                                                                        166.1               172.4
   Long-Term Debt                                                                       405.4               492.8
   Deferred Income Taxes                                                                 44.4               119.0
   Other Long-Term Obligations                                                           57.4                56.4
   Convertible Preferred Stock                                                           80.0                80.0
   Shareholders' Equity                                                                 323.6               416.6
                                                                                      -------             -------
                                                                                      1,076.9             1,337.2
                                                                                      =======             =======
 CAPITALIZATION
   Long-Term Debt                                                                        52.7%               52.3%
   Convertible Preferred Stock                                                            9.4%                7.7%
   Shareholders' Equity                                                                  37.9%               40.0%
                                                                                      -------             -------
                                                                                        100.0%              100.0%
                                                                                      =======             =======